UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

TIDEWATER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas		77072
(Address of Principal Executive Offices)		(Zip Code)

(713) 470-5300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The Board of Directors of Tidewater Inc. has determined that the date of its 2021 annual meeting of stockholders (the “2021 Annual Meeting”) will be June 8, 2021, at a time and location to be determined. In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Tidewater is informing stockholders of this change and providing information with respect to the submission of (i) proposals intended to be included in Tidewater’s 2021 proxy statement under Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and (ii) proposals submitted outside the processes of Rule 14a-8.

Because the 2021 Annual Meeting will occur more than 30 days prior to the anniversary date of Tidewater’s 2020 annual meeting of stockholders, pursuant to Rule 14a-8, the deadline for receipt of stockholder proposals intended to be included in Tidewater’s 2021 proxy statement is a reasonable time before Tidewater begins to print and send its proxy materials. Because the date of the Annual Meeting is being advanced by more than 30 days from the anniversary date of Tidewater’s 2020 annual meeting of stockholders, Tidewater believes that the original deadline of February 18, 2021, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for the Tidewater’s 2020 annual meeting of stockholders, remains a reasonable time before it expects to begin to print and send proxy materials for the 2021 Annual Meeting. Therefore, any stockholder proposals intended to be submitted pursuant to Rule 14a-8 in connection with the 2021 Annual Meeting must have been received by Tidewater’s Secretary on or before the original deadline in order to be considered for inclusion in Tidewater’s 2021 proxy statement.

Additionally, pursuant to our bylaws, because the 2021 Annual Meeting is being advanced by more than 30 days from the anniversary date of Tidewater’s 2020 annual meeting, stockholder proposals submitted outside of Rule 14a-8, including any proposal nominating a candidate for election to our board of directors, must be received by Tidewater’s Secretary within the following dates: not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the later of (i) the close of business on the 90th day prior to the 2021 Annual Meeting or (ii) the close of business on the 10th day following the date that Tidewater publicly announced the date of the 2021 Annual Meeting. Accordingly, such proposals and nominations for the 2021 Annual Meeting must be received by Tidewater’s Secretary no later than March 10, 2021, in accordance with the specific procedural requirements set forth in our bylaws. If you would like a copy of these procedures, please contact our Secretary, or access “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com to review our bylaws. Failure to comply with our bylaw procedures and deadlines may preclude presentation of the matter at the 2021 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen
President, Chief Executive Officer and Director
Date: February 26, 2021